UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction

of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2011, Novellus Systems, Inc. (“Novellus”) entered into a purchase agreement with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Initial Purchasers”) for the sale of $600,000,000 principal amount of 2.625% Senior Convertible Notes due 2041 (the “Notes”) to be issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Novellus’ grant to the Initial Purchasers of an option to purchase up to an additional $100,000,000 of Notes, solely to cover overallotments (collectively, the “Note Offering”). On May 6, 2011, the Initial Purchasers exercised the overallotment option in full.

Indenture

The Notes were issued pursuant to an indenture, dated as of May 10, 2011 (the “Indenture”), by and between Novellus and Bank of New York Mellon Trust Company, N.A., as trustee.

Pursuant to the Indenture, interest will be payable on the Notes semiannually at a rate of 2.625% per year. In addition to regular interest, beginning on May 15, 2021, contingent interest will accrue in certain circumstances relating to the trading price of the Notes. The Notes will be convertible at the option of the holders of the Notes under certain conditions described below. Upon conversion, Novellus will pay cash up to the principal amount of the Notes and deliver shares of Novellus’ common stock in respect of the remainder, if any, of the conversion obligation in excess of the principal amount of the Notes. The initial conversion rate for the Notes is 25.3139 shares of common stock per $1,000 principal amount of the Notes.

Pursuant to the Indenture, holders of the Notes may convert their Notes on or after February 15, 2041 until the close of business on the third business day immediately preceding the maturity date. Prior to February 15, 2041, holders may also convert their Notes, but only if one of the following conditions has been satisfied:

•

during any fiscal quarter commencing after September 24, 2011, if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for such period was less than 98% of the product of the last reported sale price of Novellus’ common stock for such trading day and the applicable conversion rate for such day;

•	if Novellus calls any or all of the Notes for redemption, at any time prior to the close of business on the third scheduled trading day immediately preceding the applicable redemption date; or

•	upon the occurrence of specified corporate transactions.

Pursuant to the Indenture, on and after May 21, 2021, Novellus may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if the last reported sale price of Novellus’ common stock has been at least 150% of the applicable conversion price for at least 20 trading days during any 30 consecutive trading day period prior to the date on which Novellus provides notice of such redemption. Novellus will pay cash for any notes so redeemed.

Holders of the Notes who convert their Notes in connection with certain events, including a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Notes may require Novellus to purchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, up to, but not including, the fundamental change repurchase date.

The Indenture provides for customary events of default, including, but not limited to, cross acceleration to certain other indebtedness of the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes, as applicable, may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 3.02 hereof are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 5, 2011, Novellus entered into a definitive agreement to sell the Notes. As described in Items 1.01 and 2.03 hereof, which are incorporated by reference into this Item 3.02, the Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Net proceeds from this offering were approximately $684.3 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses. The offering closed on May 10, 2011.

The Notes and the underlying Novellus common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01.	Other Events.

Novellus used approximately $360.2 million of the net proceeds of this offering to repurchase shares of Novellus’ common stock from purchasers of Notes in this offering in privately negotiated transactions effected through one of the Initial Purchasers as Novellus’ agent. Novellus may also use a portion of the net proceeds of this offering to repurchase additional shares of Novellus’ common stock from time to time pursuant to Novellus’ share repurchase program, under which Novellus may repurchase up to approximately $1.04 billion of Novellus’ common stock, less amounts repurchased in connection with this offering (approximately $360.2 million). Novellus expects to use the remainder of the net proceeds of this offering for general corporate purposes, which may include the acquisition of complementary businesses, products or technologies.

On May 4, 2011, Novellus issued a press release with respect to the foregoing transactions. As required by Rule 135c(d) under the Securities Act, this press release is being filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Indenture, dated as of May 10, 2011, by and between Bank of New York Mellon Trust Company, N.A., as Trustee, and Novellus Systems, Inc.

99.1	Press release of Novellus Systems, Inc. dated May 4, 2011 regarding the pricing of senior convertible notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ Andrew Gottlieb
Andrew Gottlieb
Vice President, General Counsel and Secretary

Date: May 10, 2011